Exhibit 10.1
FIRST AMENDMENT TO LEASE AGREEMENTS
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (“First Amendment”) is made and entered into this 22nd day of January, 2008, by and between NOBLEGENE DEVELOPMENT, LLC, a Tennessee limited liability company (“Landlord”) and BIOMIMETIC THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
R E C I T A L S:
     WHEREAS, Landlord has leased to the Tenant certain premises in the Cool Springs Life Sciences Center Building A (the “Building A”) as more particularly described in that certain Lease Agreement dated January 1, 2007 between Landlord and Tenant (the “Building A Lease”);
     WHEREAS, Landlord has leased to the Tenant certain premises in the CSLSC Building C (the “Building C”) as more particularly described in that certain Lease Agreement dated August 17, 2007 between Landlord and Tenant (the “Building C Lease”); and
     WHEREAS, Landlord and Tenant have mutually agreed to amend the Lease as set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows:
     1. Operating Costs Definition. Sections 4.5 of the Building A Lease and the Building C Lease are hereby amended to include the following exclusions from the definition of “Operating Costs”:
(n)	Landlord’s costs associated with leasing any space within the CSLSC, including marketing costs and legal fees;
(o)	Any costs associated with obtaining financing on the CSLSC, including closing costs and legal fees; and
(p)	Any costs relating to improvements for other tenants within the CSLSC.
     2. 2007 Operating Costs. Tenant agrees to pay Landlord the amount of $56,686.22 for outstanding 2007 Operating Costs under the Building A Lease as more fully detailed in Schedule A. Following this payment Tenant’s Operating Costs for 2007 under the Building A Lease shall be paid in full.
[Signatures on next page]

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement as of the day and date first above written.

“LANDLORD”: NOBLEGENE DEVELOPMENT, LLC, a Tennessee limited liability company
By:	/s/ John N. Weckesser
Its:	Managing Member

“TENANT”: BIOMIMENTIC THERAPEUTICS, INC., a Delaware corporation
By:	/s/ Larry Bullock
Its:	Chief Financial Officer

SCHEDULE A — OUTSTANDING 2007 BUILDING A OPERATING COSTS

TOTAL CONTRACT SERVICES	140,607.66
TOTAL REPAIR & MAINT	33,963.48
TOTAL UTILITIES
TOTAL GENERAL & ADMIN	91,871.26
TOTAL INSURANCE
TOTAL OPERATING EXPENSES	402,732.73

TOTAL 2006 PROPERTY TAX	30,994.51
TOTAL 2007 PROPERTY TAX	57,624.00
CREDIT	(10,150.00)

GRAND TOTAL	481,201.24

PAYMENTS MADE BY BMTI	(30,994.51)
MONTHLY PAYMENTS	(366,620.65)
JUNE RECONCILIATION	(9,439.86)

AMOUNT DUE	74,146.22

CORRECTION TO JUNE BILL	40.00

SUBTOTAL	74,186.22

LESS: LEGAL FEES	(17,500.00)

TOTAL AMOUNT DUE	56,686.22

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